UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 28, 2025

Citius Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-41534	99-4362660
(Commission File Number)	(IRS Employer Identification No.)

11 Commerce Drive, 1st Floor, Cranford, NJ	07016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (908) 967-6677

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CTOR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, in September 2021, Citius Pharmaceuticals, Inc. (“Citius Pharma”), which owns approximately 92% of the outstanding common stock of Citius Oncology, Inc. (“Citius Oncology”), announced that it had entered into an asset purchase agreement with Dr. Reddy’s Laboratories SA (“Dr. Reddy’s”) to acquire its exclusive license of E7777 (denileukin diftitox). Dr. Reddy’s had previously exclusively licensed E777 in select markets from Eisai Co., Ltd. (“Eisai”), through which transaction Citius Pharma became a party to the Amended and Restated License, Development and Commercialization Agreement, as amended on August 9, 2018 and August 31, 2021 (the “License Agreement”), regarding E7777. Citius Pharma has obtained the trade name LYMPHIR™ for the product. Upon Citius becoming a stand-alone public company in August 2024, Citius Oncology assumed Citius Pharma’s rights and obligations under the License Agreement.

Pursuant to the terms of the License Agreement, upon the approval of LYMPHIR by the U.S. Food and Drug Administration (“FDA”) in August 2024, Citius Oncology became obligated to pay Eisai a milestone payment of $5,900,000. In the course of developing LYMPHIR, Citius Oncology incurred an aggregate of $8,233,209.77 for various development and inventory costs that it owes to Eisai. All of these costs were reported in Citius Oncology’s financial statements for the periods in which they were incurred, with the great majority of them, other than the milestone payment incurred in August 2024, being incurred prior to the quarter ended December 31, 2024. The $5,900,00 milestone payment obligation was reported in Citius Oncology’s financial statements for the period in which FDA approval of LYMPHIR was obtained, which was in August 2024. An aggregate $6,048,052.67 of inventory costs have been incurred, all of which were included as an accrued obligation on Citius Oncology’s financial statements for the period ended December 31, 2024. Accounts receivable development costs of $185,317.70 were included on Citius Oncology’s financial statements for the period ended December 31, 2024. The remaining $1,999,839.40 of expense will be included in Citius Oncology’s financial statements for the period ended March 31, 2025.

On March 28, 2025, Citius Oncology and Eisai entered into a letter agreement that amended the License Agreement to provide for a payment schedule to Eisai. Citius Oncology has agreed to pay Eisai on or before July 15, 2025, an aggregate amount of $2,535,317.77 and thereafter on the 15th of each of the next four months to pay Eisai $2,350,000 and make a final payment of $2,197,892.07 to Eisai on or before December 15, 2025, in each case with interest on each obligation from its original due date through the date of actual payment under the letter agreement at the rate of 2% per annum. The parties released each other from any and all claims, losses, damages, costs and expenses that arise from or related to the failure of Citius Oncology to pay the milestone payment or the other incurred costs under the License Agreement except for any claims arising out of a breach of the letter agreement. All other terms of the License Agreement remain in full force and effect.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Date File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIUS ONCOLOGY, INC.

Date: April 3, 2025	/s/ Leonard Mazur
Leonard Mazur
Chairman and Chief Executive Officer

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